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                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER


                  THIS AMENDMENT NO. 1 (this "AMENDMENT NO. 1") is made and entered into as of September 1, 1999, by and among iTurf Inc., a Delaware corporation ("ITURF"), iTurf Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of iTurf (the "MERGER SUB"), T@ponline.com, Inc., a New Jersey corporation (the "COMPANY"), MarketSource Crorporation, a Delaware corporation ("MARKETSOURCE"), Martin D. Levine ("LEVINE"), the Jonathan L. Levine Grantor Trust u/t/a/d January 1, 1995, the Lauren E. Levine Grantor Trust u/t/a/d January 1, 1995, David Bidwell, Deborah Cheezum, Donald Clifford, Frank
P. Morelli, Derek S. White and Anthony Fiore. Levine, the Jonathan L. Levine Grantor Trust u/t/a/d January 1, 1995, the Lauren E. Levine Grantor Trust u/t/a/d January 1, 1995, David Bidwell, Deborah Cheezum, Donald Clifford, Frank
P. Morelli, Derek S. White and Anthony Fiore are collectively referred to hereinafter as the "SELLING SHAREHOLDERS." Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Merger Agreement (as defined below).

                                    RECITALS

                  WHEREAS, iTurf, Merger Sub, the Company, MarketSource and the Selling Shareholders have previously entered into an Agreement and Plan of Merger, dated as of August 9, 1999 (the "MERGER AGREEMENT"), pursuant to which Merger Sub will merge with and into the Company upon the terms and subject to the conditions set forth therein and in accordance with New Jersey Law and Delaware Law; and

                  WHEREAS, the parties desire to amend the Merger Agreement as more fully set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment No. 1, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. EFFECT OF THE MERGER. Section 1.4 of the Merger Agreement relating to the certificate of incorporation and bylaws of the Surviving Corporation is hereby amended in its entirety to read as follows:

                     CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective
                  Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, except that the name of the Surviving Corporation

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                  shall be "OnTap.com, Inc." and the bylaws of the Company shall be the bylaws of the Surviving Corporation, each of which shall continue in full force and effect until thereafter amended.

                  2. AMENDED CONTRACTS SCHEDULE. SCHEDULE 2.13 relating to the material contracts, lease and commitments of the Company is hereby amended to
(i) delete the Agreement, dated as of March 17, 1999, by and between MarketSource Interactive, Inc. and Contiki Holidays from the list of agreements set forth therein; (ii) add the Agreement, dated July 27, 1999, by and between MarketSource Canada Ltd. and T@ponline.com (the "NEW AGREEMENT") to the list of agreements set forth therein; and (iii) attach to SCHEDULE 2.13 a true and complete copy of the New Agreement in the form attached as Exhibit A hereto.

                  3. EXPENSES PAID BY THE COMPANY. Section 4.21 of the Merger Agreement relating to certain expenses to be paid by the Company to MarketSource after the Closing is hereby amended in its entirety to read as follows:

                     EXPENSES PAID BY THE COMPANY. The Company shall pay to
                  MarketSource within thirty (30) days following the Closing an amount in cash equal to the amount of expenses actually paid by the Company or MarketSource between the date hereof and the Closing Date relating to the following Company marketing programs: campus newspaper advertising and decoder insert shipping, sweepstakes, premiums/incentives, CollegeSource Board production, registration opt-in and guerilla marketing and $4,142 of the cost of decoder insert production.

                  4. PAYMENT OF LIABILITIES. Section 5.2(i) of the Merger Agreement relating to the payment of certain Liabilities by the Company prior to the Closing Date is hereby amended in its entirety to read as follows:

                     PAYMENT OF LIABILITIES. The Company shall have paid in
                  full all Liabilities relating to the Microsoft software licenses and Dell Computers.

In addition, a new Section 4.22 of the Merger Agreement is hereby added as follows:

                     4.22 PAYMENT OF LIABILITIES. MarketSource shall pay to
                  the Surviving Corporation within thirty (30) days following the Closing an amount in cash equal to the sum of all Liabilities relating to decoder insert production owed by the Company prior to the Closing Date, including Liabilities owed pursuant to that certain World Color Direct invoice number 3088909041, dated August 31, 1999.

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                  5. RESTATEMENT OF MERGER AGREEMENT. Upon execution of this
Amendment No. 1, the Merger Agreement shall automatically be amended and restated to include the provisions of this Amendment No. 1 as though such provisions had been contained in the Merger Agreement as of the date of its original execution.

                  6. COUNTERPARTS. This Amendment No. 1 may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to you.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first above written.

ITURF INC.


By: /s/ DENNIS GOLDSTEIN
    ---------------------------------
     Name:  Dennis Goldstein
     Title: Chief Financial Officer


ITURF ACQUISITION CORPORATION


By: /s/ DENNIS GOLDSTEIN
    ---------------------------------
     Name:  Dennis Goldstein
     Title: Chief Financial Officer


T@PONLINE.COM, INC.


By: /s/ MARTIN LEVINE
    ---------------------------------
     Name:  Martin D. Levine
     Title: President


MARKETSOURCE CORPORATION


By: /s/ MARTIN LEVINE
    ---------------------------------
     Name:  Martin D. Levine
     Title: President

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SELLING SHAREHOLDERS:


/s/ MARTIN LEVINE
-------------------------------
Martin D. Levine



/s/ MARTIN LEVINE
-------------------------------
Martin D. Levine, as Trustee of
the Jonathan L. Levine Grantor
Trust u/t/a/d January 1, 1995


/s/ MARTIN LEVINE
-------------------------------
Martin D. Levine, as Trustee of
the Lauren E. Levine Grantor
Trust u/t/a/d January 1, 1995


/s/ MARTIN LEVINE
-------------------------------
Martin D. Levine, as Attorney-
in-Fact for David Bidwell,
Deborah Cheezum, Donald Clifford,
Frank P. Morelli, Derek S. White and
Anthony Fiore

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